PCOM

Media Contact:                                  Investor Contact:
Greg Berardi                                    Daniel W. Rumsey, General
                                                Counsel and Acting CFO
415-239-7826                                    408-866-3666
greg@bluemarlinpartners.com                     dan.rumsey@p-com.com


         P-COM ANNOUNCES RENEWAL Of CREDIT FACILITY WITH Silicon Valley
                   Bank for an additional year
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CAMPBELL, CA (Sept. 25, 2003) - P-Com, Inc. (OTCBB:PCOM), a worldwide provider of wireless telecom products and services, today announced that Silicon Valley Bank has renewed its credit facility for an additional year. The credit facility allows for maximum borrowings of up to $4 million.

P-Com initially entered into a 364-day credit facility with Silicon Valley Bank (NASDAQ:SIVB) in September 2002 for working capital purposes. The facility was renewed by Silicon Valley Bank upon expiration of the existing credit facility. Borrowings under the facility are secured by P-Com's tangible and intangible assets.

"The renewal of P-Com's line of credit with Silicon Valley Bank further demonstrates the success of our financial restructuring plan over the past year, and reflects the confidence of Silicon Valley Bank in P-Com's ability to return to profitability," said P-Com Acting CFO Daniel Rumsey. "We look forward to strengthening our relationship with Silicon Valley Bank to meet our business objectives."

As part of its plan to strengthen its balance sheet, P-Com in August announced a restructuring of its 7% convertible subordinated notes due 2007, resulting in the conversion of $21.1 million in debt into preferred stock. The renewal of the credit facility is a further step in P-Com's restructuring plan.

About P-Com, Inc.
-----------------
P-Com, Inc. develops, manufactures, and markets point-to-point, spread spectrum and point-to-multipoint, wireless access systems to the worldwide telecommunications market. P-Com broadband wireless access systems are designed to satisfy the high-speed, integrated network requirements of Internet access associated with Business to Business and E-Commerce business processes. Cellular and personal communications service (PCS) providers utilize P-Com point-to-point systems to provide backhaul between base stations and mobile switching centers. Government, utility, and business entities use P-Com systems in public and private network applications. For more information visit www.p-com.com or call 408-866-3660.

About Silicon Valley Bank
-------------------------
Silicon Valley Bank provides diversified financial services to emerging growth and mature companies in the technology and life sciences markets, as well as the premium wine industry. Through its focus on specialized markets and extensive knowledge of the people and business issues driving them, Silicon Valley Bank provides a level of service and partnership that measurably impacts its clients' success. Founded in 1983 and headquartered in Santa Clara, Calif., the company serves more than 9,500 clients across the country through 27 regional offices. More information on the company can be found at www.svb.com.


Safe Harbor Statement
---------------------
Statements in this release that are not historical, are forward looking and involve known and unknown risks and uncertainties, which may cause P-Com's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, the need to raise equity capital; the ability to obtain equity financing on acceptable terms, if at all; P-Com's ability to enter into agreements with its creditors to substantially reduce its trade and other payables and obligations; a severe worldwide slowdown in the telecommunications equipment and services sector; short-term working capital constraints; fluctuations in customer demand and commitments; fluctuation in quarterly results due to the timing of orders and our capacity to fulfill them; introduction of new products; commercial acceptance and viability of new products; cancellations of orders without penalties; pricing and competition; reliance upon subcontractors; the ability of P-Com's customers to finance their purchases of P-Com's products and/or services; the timing of new technology and product introductions; and the risk of early obsolescence. Further, P-Com operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond P-Com's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in P-Com's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.


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